Exhibit 99.1

BKV Reports Q3 2026 Results, Cost Reimbursement Agreement with Leading Frontier AI Lab, and Verra Carbon Credit Certification

DENVER, Colorado – November 5, 2026 – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) today reported financial and operational results for the third quarter of 2026, along with guidance for the fourth quarter of 2026. In addition, the Company is announcing an expanded scope for its Phase 1 modular power development in Temple, TX, supported by a Cost Reimbursement Agreement with a Leading Frontier AI Lab, and Verra carbon credit certification.

Third Quarter 2026 Highlights
•Net income attributable to BKV of $29.4 million or $0.27 per diluted share
•Adjusted Net Income attributable to BKV of $39.9 million or $0.36 per diluted share
•Adjusted EBITDAX attributable to BKV of $132.7 million
•Net cash provided by operating activities of $164.5 million
•Net cash provided by operating activities before working capital of $112.7 million
•Accrued capital expenditures of $77.8 million
•Adjusted Free Cash Flow before Power Growth attributable to BKV of $31.2 million
•Average net production of 981.2 MMcfe/d
•Total generation from the Power JV’s Temple plants of 2,317 GWh
•CCUS quarterly sequestration of approximately 55,200 metric tons of CO2 equivalent
•Net Leverage Ratio of 2.41x
•Completed $575.0 million Convertible Senior Notes Offering at an annual rate of 1.625%

Cost Reimbursement Agreement with a Leading Frontier AI Lab for Modular Power Development

BKV-BPP Power (“Power JV”) entered into a cost reimbursement agreement (“CRA”) with a Leading Frontier AI Lab supporting an increase in planned modular power generation at the Temple Energy Complex to 400 MW from 200 MW. If mutually agreeable offtake arrangements are not agreed to by November 18, 2026, the CRA covers up to approximately $179 million. The agreement contemplates an extension to December 21, 2026, and the ability to extend further, each on mutual agreement. The intended offtaker may elect to take assignment of the equipment supply contract, if not retained by the Power JV, in which case it would reimburse Power JV for eligible costs, subject to an aggregate cap of $374.1 million. The CRA allows BKV to maintain its development schedule while advancing commercial discussions toward a long-term purchase price agreement (“PPA”).

Equipment Supply Agreement Backed by Agreement with a Leading Investment-Grade Hyperscaler

As previously announced in October, a wholly owned subsidiary of BKV entered into an equipment supply agreement with a Tier 1 supplier for the purchase of combined-cycle gas turbine (“CCGT”) power generation equipment for one of the Company’s prospective power generation projects in Texas representing approximately 1.2 GW. BKV also announced a backstop agreement with a leading investment-grade hyperscaler, under which the hyperscaler has agreed to reimburse a portion of BKV’s costs associated with the equipment and related project work. This investment-grade hyperscaler is also the intended offtaker for the prospective power generation project.

Verra Carbon Credit Certification Unlocks Carbon Sequestered Gas

BKV became the first company to receive carbon credit certification from Verra for CO₂ permanently sequestered through its CCUS operations. This milestone enables the Company to monetize carbon credits through its Carbon Sequestered Gas (“CSG”), a first-of-its-kind, third-party-verified carbon-neutral natural gas product. With verification complete, BKV can begin delivering CSG under its previously announced arrangements with Kiewit and Gunvor, while pursuing additional opportunities to market CSG to customers seeking reliable, lower-carbon energy solutions.

Strategic Barnett Shale Acquisition Highlights

As previously announced, on September 15, 2026, BKV completed the acquisition of upstream, midstream and carbon capture and sequestration (“CCS”) assets in the Barnett Shale, further strengthening its position as one of the basin’s leading operators. The acquisition added approximately 65 MMcfe/d of production (more than 50% liquids) and approximately 0.35 Tcfe of proved developed producing reserves. The acquired assets also include a cryogenic natural gas processing plant with 180 MMcf/d of capacity, approximately 340 miles of owned natural gas gathering infrastructure, 225 miles of owned water gathering infrastructure and two saltwater disposal wells. Additionally, the acquisition included an operating CCS facility that sequestered greater than 100,000 metric tons of CO₂ during the twelve months ended September 30, 2026.

“Our upstream business delivered another strong quarter, with continued operational outperformance providing a solid foundation as we advanced our strategic growth initiatives,” said Chris Kalnin, Chief Executive Officer of BKV. “We also made meaningful commercial progress in our power business, securing a cost reimbursement agreement for modular generation equipment and a previously announced backstop agreement with an investment-grade hyperscaler supporting our CCGT equipment commitments.”

“These milestones reflect our deliberate, disciplined approach to developing additional power generation capacity,” continued Kalnin. “We are encouraged by the progress of our commercial discussions and remain focused on securing long-term power purchase agreements that support our growth objectives. Combined with continued execution across our upstream and carbon capture businesses, we believe this progress positions BKV to advance its closed-loop strategy and create sustainable, long-term shareholder value.”

Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Millions, except EPS) (1)	2026	2025	2026	2025
Net income attributable to BKV	$29.4	$83.5	$149.3	$109.3
Adjusted Net Income attributable to BKV, non-GAAP	$39.9	$23.1	$110.7	$84.7
Adjusted EPS attributable to BKV, non-GAAP (2)	$0.36	$0.27	$1.03	$1.00
Adjusted EBITDAX attributable to BKV, non-GAAP	$132.7	$101.3	$381.3	$302.4
Net cash provided by operating activities	$164.5	$109.1	$346.2	$214.8
Net cash provided by operating activities before working capital, non-GAAP	$112.7	$94.0	$339.6	$228.5
Adjusted Free Cash Flow before Power Growth attributable to BKV, non-GAAP	$31.2	$15.0	$91.3	$43.5
Capital expenditures (accrued)
Development (3)	$51.5	$55.7	$172.2	$166.2
Power (4)	$6.8	$0.2	$30.3	$0.6
CCUS and other	$19.5	$24.0	$66.3	$50.2
Total capital expenditures (accrued)	$77.8	$79.9	$268.8	$217.0
Deposits on fixed asset purchases (5), (6)	$109.7	$15.0	$268.2	$15.0
____________________________________________________
(1) Adjusted Net Income attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX attributable to BKV, Net cash provided by operating activities before working capital, and Adjusted Free Cash Flow before Power Growth attributable to BKV are each non-GAAP financial measures. For a definition of each of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their most directly comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.
(2) Reflects Adjusted EPS attributable to BKV on a diluted basis.
(3) Excludes asset retirement obligation expenditures of $0.6 million and $0.5 million for the three months ended September 30, 2026 and 2025, respectively, and $1.5 million and $0.6 million for the nine months ended September 30, 2026 and 2025, respectively.
(4) Power maintenance was $0.6 million and $0.2 million for the three months ended September 30, 2026 and 2025, respectively, and $1.4 million and $0.6 million for the nine months ended September 30, 2026 and 2025, respectively.
(5) These deposits are comprised of payments for turbines, modular generation equipment, and other long lead time items in Power included within our Strategic Power Growth capital expenditures and investments guidance.
(6) Includes a $24.8 million deposit on property and equipment paid directly to the vendor by the lender of the Power Equipment Financing Facility.

“Our strong upstream cash flow, disciplined capital commitments and recent capital markets transactions have further strengthened our financial position and provided substantial liquidity to support our strategic growth initiatives,” said David Tameron, Chief Financial Officer of BKV. “As we advance our phased power development strategy, we remain focused on preserving financial flexibility and maintaining a strong balance sheet.”

“The announced cost reimbursement agreement for modular generation equipment and the previously disclosed hyperscaler backstop for combined-cycle equipment reflect our disciplined approach to structuring capital commitments,” continued Tameron. “These arrangements provide important financial protections and flexibility as we advance commercial discussions, positioning us to pursue significant growth opportunities while prudently managing capital exposure and development risk.”

Business Segment Results

	Three Months Ended September 30, 2026
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$25,736	$26,673	$(14,023)	$38,386
Add back (subtract):
Depreciation, depletion, amortization, and accretion	44,604	9,482	655	54,741
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	33,356	(21,646)	—	11,710
Forward month gas settlement (1)	(3,658)	—	—	(3,658)
Interest expense, net	14,867	9,058	(309)	23,616
Interest expense, related parties	—	4,008	—	4,008
Equity-based compensation expense	2,662	967	1,189	4,818
Income tax expense	—	—	3,018	3,018
Other nonrecurring transactions	4,560	935	—	5,495
Adjusted EBITDAX, non-GAAP	122,127	29,477	(9,470)	142,134
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(8,504)	(962)	(9,466)
Adjusted EBITDAX attributable to BKV, non-GAAP	$122,127	$20,973	$(10,432)	$132,668

	Three Months Ended September 30, 2025
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$91,756	$37,359	$(34,224)	$94,891
Add back (subtract):
Depreciation, depletion, amortization, and accretion	37,344	9,546	538	47,428
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(55,193)	(26,792)	—	(81,985)
Forward month gas settlement (1)	(6,981)	—	—	(6,981)
Interest expense, net	6,441	10,322	(240)	16,523
Interest expense, related parties	—	5,024	—	5,024
Equity-based compensation expense	—	—	2,944	2,944
Income tax expense	—	—	23,874	23,874
Other nonrecurring transactions	—	4,898	5,643	10,541
Adjusted EBITDAX, non-GAAP	73,367	40,357	(1,465)	112,259
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(10,050)	(863)	(10,913)
Adjusted EBITDAX attributable to BKV, non-GAAP	$73,367	$30,307	$(2,328)	$101,346

	Nine Months Ended September 30, 2026
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$196,568	$39,368	$(68,376)	$167,560
Add back (subtract):
Depreciation, depletion, amortization, and accretion	128,116	30,838	1,605	160,559
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(6,532)	(41,101)	—	(47,633)
Forward month gas settlement (1), (3)	(25,563)	—	—	(25,563)
Interest expense, net	41,985	27,510	(1,864)	67,631
Interest expense, related parties	—	12,255	—	12,255
Equity-based compensation expense	8,077	3,019	4,028	15,124
Impairment of asset held for sale	—	—	3,516	3,516
Income tax expense	—	—	34,637	34,637
Other nonrecurring transactions	9,678	8,972	825	19,475
Adjusted EBITDAX, non-GAAP (3)	352,329	80,861	(25,629)	407,561
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(23,465)	(2,751)	(26,216)
Adjusted EBITDAX attributable to BKV, non-GAAP	$352,329	$57,396	$(28,380)	$381,345

	Nine Months Ended September 30, 2025
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$150,746	$30,381	$(60,532)	$120,595
Add back (subtract):
Depreciation, depletion, amortization, and accretion	114,479	28,709	1,417	144,605
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(24,142)	(21,925)	—	(46,067)
Forward month gas settlement (1)	(10,200)	—	—	(10,200)
Interest expense, net	16,909	31,070	(509)	47,470
Interest expense, related parties	—	15,123	—	15,123
Equity-based compensation expense	4,526	1,859	2,695	9,080
Impairment of asset held for sale	2,446	—	—	2,446
Income tax expense	—	—	22,449	22,449
Other nonrecurring transactions	4,165	4,898	12,763	21,826
Adjusted EBITDAX, non-GAAP	258,929	90,115	(21,717)	327,327
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(23,521)	(1,373)	(24,894)
Adjusted EBITDAX attributable to BKV, non-GAAP	$258,929	$66,594	$(23,090)	$302,433
________________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) Non-GAAP financial measure, see “Supplemental Non-GAAP Financial Measures” below for reconciliations to the most comparable financial measures in accordance with GAAP.
(3) The nine months ended September 30, 2026 reflects the correction of $3.0 million previously reflected in Forward month gas settlement and impacting Adjusted EBITDAX for the six months ended June 30, 2026. The correction did not affect the Company’s GAAP financial statements or previously reported GAAP results. As a result, Adjusted EBITDAX for the nine months ended September 30, 2026 may not equal the sum of previously reported six months ended June 30, 2026 and three months ended September 30, 2026.

Segment Operational Results - Third Quarter 2026
Power Segment
BKV has made tangible commercial progress toward securing long-term PPAs across its power development platform. The Company announced an equipment supply agreement for approximately 1.2 GW of CCGT capacity, supported by a backstop agreement with an investment-grade hyperscaler. The Power JV also entered into a cost reimbursement agreement with a leading Frontier AI Lab, supporting an increase in planned modular generation at the Temple Energy Complex to 400 MW from 200 MW. These agreements represent important commercial milestones as BKV advances discussions toward long-term PPAs. With the additional modular generation equipment, the Company's existing and planned power generation assets now represent approximately 3.3 GW of potential capacity.

The Temple I and II facilities continued to demonstrate strong operational reliability during the quarter, achieving a combined capacity factor of 71.7% and total generation of 2,317 GWh. Plant availability remained high with an average equivalent availability factor of 96% reflecting continued operational execution across both facilities.

Despite record power demand across ERCOT during the quarter, wholesale power prices and spark spreads were below expectations, as increased renewable generation and battery storage moderated peak pricing. BKV remains confident in the long-term fundamentals of the ERCOT market, supported by a substantial backlog of large-load interconnection requests and anticipated demand growth.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Temple I capacity factor	75.9%	71.1%	69.9%	60.2%
Temple II capacity factor	67.4%	67.5%	65.9%	58.8%
Total power generation (GWh)	2,317	2,246	6,520	5,746
Average power price ($/MWh) (including derivatives)	$40.37	$43.89	$44.03	$46.77
Average natural gas cost ($/Mcf)	$2.64	$2.88	$3.09	$3.24
Average spark spread ($/MWh)	$21.18	$23.32	$21.88	$23.73

Summary of Power Operations
($ Millions)
Total revenues, net	$170.8	$178.8	$457.7	$413.3
Depreciation and amortization	$9.5	$9.5	$30.8	$28.7
Operating expenses	$122.8	$117.2	$350.4	$311.9
Income from operations	$38.5	$52.1	$76.5	$72.7
Interest expense, net	$(13.1)	$(15.3)	$(39.8)	$(46.2)
Other income	$1.3	$0.6	$2.7	$3.9
Net income	$26.7	$37.4	$39.4	$30.4
Net income (loss) attributable to BKV	$18.4	$26.8	$23.3	$20.1

Upstream-Midstream Segment
BKV’s Upstream-Midstream business had another strong quarter of operational performance. Production came in above the high end of the guidance range, excluding the contribution from the Barnett acquisition completed during the quarter, while development capital expenditures came in below the low end of the guided range. The production outperformance was primarily driven by continued new well development outperformance and peer-leading base decline management. Additionally, the Barnett acquisition completed on September 15, 2026, provided an incremental production contribution during the quarter. The Upstream-Midstream business continues to outperform on multiple levels and generate strong cash flow, while continued improvements in capital efficiency support disciplined investment across the Company’s broader platform.

The Company completed its first full quarter of internally marketing all of its natural gas production. Bringing marketing in-house expands BKV’s closed-loop strategy and creates potential margin opportunities through retention of previously outsourced marketing economics, optimization of delivery points, transportation and basis, enhanced commercial execution and, over time, power-linked optimization and decarbonization monetization levers.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Production
Net production per day (MMcfe/d)	981.2	828.5	961.7	800.4
Natural gas (MMcf)	72,839	60,325	213,703	172,776
NGL (MBbls)	2,861	2,621	8,001	7,498
Oil (MBbls)	44	29	139	126
Total (MMcfe)	90,269	76,225	262,543	218,520
Natural Gas ($/Mcf)
Average NYMEX Henry Hub price	$2.95	$3.07	$3.63	$3.39
Differential	$(0.64)	$(0.57)	$(0.99)	$(0.64)
Average realized prices, excluding derivatives	$2.31	$2.50	$2.64	$2.75
Average realized prices, including derivatives	$2.90	$2.81	$2.94	$2.83
NGLs ($/Bbl)
Average realized prices, excluding derivatives	$23.05	$15.17	$21.46	$16.82
Average realized prices, including derivatives	$20.13	$15.64	$19.36	$16.29
Oil ($/Bbl)
Average realized prices	$84.95	$59.62	$81.79	$61.32
Average Operating Cash Costs per Mcfe
Lease operating and workover	$0.52	$0.49	$0.52	$0.49
Taxes other than income	$0.12	$0.15	$0.15	$0.16
Gathering and transportation costs	$0.78	$0.81	$0.79	$0.83
Total	$1.42	$1.45	$1.46	$1.48
Carbon Capture Utilization and Sequestration (“CCUS”)
During the third quarter, BKV expanded its operational CCUS portfolio to four projects following the acquisition of an additional injection facility as part of its upstream Barnett acquisition. Together, these projects represent an annual CO₂ sequestration run rate of approximately 350,000 metric tons. Since commencing initial injection at Barnett Zero in November 2023, BKV has significantly expanded its operating footprint and sequestration capacity in less than three years.

Total injection volumes for the third quarter were 55,200 metric tons of CO₂, including 15 days of injection volumes of 5,400 metric tons from the acquired CCS injection well.

The Company remains focused on developing its broader CCUS pipeline in collaboration with its joint venture partner, CIP, and working closely with the State of Louisiana on its Class VI permit applications. The Company remains on track to achieve its targeted annual injection run rate of 1.5 million metric tons in 2028.

Liquidity and Debt
As of September 30, 2026, BKV had cash and cash equivalents of $619.6 million and restricted cash of $16.3 million related to the Power segment Temple Term Loan Facility. Total principal debt as of September 30, 2026 was $2.0 billion, with total net debt of $1.4 billion. Total principal debt was made up of the 2031 Convertible Senior Notes of $575.0 million, the 2030 Senior Notes of $500.0 million, an RBL balance of $240.0 million, the Promissory Note of $46.0 million, and Power segment debt of $676.7 million. Power segment debt included $162.0 million of borrowings under the Temple I Loan Agreements, $370.3 million of borrowings under the Temple Term Loan Facility, Power Equipment Financing Facility of $84.4 million, and a Temple Revolving Facility balance of $60.0 million.
During the nine months ended September 30, 2026, BKV’s JV partners contributed an aggregate $78.8 million, comprised of $65.4 million from Banpu Power US Corporation (“BPPUS”) and $13.4 million from CIP. BKV expects continued contributions through year end.
As of September 30, 2026, total liquidity for BKV was $1.2 billion, which consisted of $619.6 million in cash and cash equivalents and $544.5 million available capacity under the Company’s RBL. RBL availability as of September 30, 2026, was based on the elected commitment amount of $800.0 million, less an outstanding balance of $240.0 million and $15.5 million of letters of credit.

Fourth Quarter 2026 Guidance

Q4 2026
Accrued Capital Expenditures and Net Production ($ Millions)
Development (1)	$55 - $75
Power - Strategic Capital & Investments + Maintenance (1), (2)	$240 - $270
CCUS and other (2)	$20 - $40
Total capital expenditures	$315 - $385

Net production (MMcfe/d)	1,010 - 1,030

Per Unit Operating Costs ($/Mcfe)
Lease operating and workover	$0.52 - $0.56
Gathering, compression, processing, and transport (GCPT)	$0.75 - $0.79
Upstream general and administrative (excl. stock comp)	$0.20 - $0.25

Other General and Administrative Costs ($ Millions)
General and administrative (Power, CCUS, & Other)	$15 - $19
General and administrative (stock comp)	$4 - $6

Commodity Prices
Average natural gas differential (3), (4)	$(0.70) - $(0.80)
NGL % of WTI	~ 31%

Power ($ Millions)
Power Adjusted EBITDAX	$10 - $30
____________________________________________
(1) 2026 maintenance capital: Upstream ~$200 million; Power ~$5 million. Before consideration of the Barnett acquisition completed on September 15, 2026.
(2) Expecting $80 million - $100 million in JV partner capital contributions for the fourth quarter of 2026 collectively for Power and CCUS.
(3) Differential includes $0.15/Mcfe - $0.20/Mcfe of gathering, compression, processing, and transport.
(4) Differential includes $0.15/Mcfe - $0.25/Mcfe of ethane rejection impacts.

Third Quarter 2026 Earnings Conference Call
The Company plans to host a conference call to discuss results today, November 5, 2026 at 10 AM ET. To access the conference call, participants may dial (877) 407-0779 (US) or (201) 389-0914 (international). Participants can also listen to a live webcast of the call by going to the Investors section on the BKV website at www.ir.bkv.com. A replay will be available shortly after the live conference call and can be accessed on the Company’s website or by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 13763134. The replay will be available for 30 days after the call.
About BKV Corporation
Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 15 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans, objectives of management and dividend policy, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” and similar expressions. Actual results, including financial and operational performance, and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. Such forward-looking statements include, but are not limited to, statements about the amount and timing of capital expected to be contributed to our joint ventures by our joint venture partners; the anticipated benefits, opportunities and results with respect to the Barnett acquisition, the Power JV transaction and the Bedrock acquisition, including any expected value creation from these transactions, and any reserves additions, midstream opportunities and other anticipated impacts from these transactions, as well as other aspects of such transactions, and any anticipated efficiencies, power plant reliability and strategic growth and power purchase agreement opportunities relating to the Barnett acquisition, the BKV-BPP Power Joint Venture or the Power JV transaction, as well as guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, the anticipated benefits of reporting segment changes, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. All forward-looking statements, expressed or implied, in this press release are based only on information currently available to BKV and speak only as of the date on which they are made. Forward-looking statements are not guarantees of future performance, and BKV cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Undue reliance should not be placed on any forward-looking statement, which is based on predictions of future results that may not occur as anticipated. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or present expectations, including but not limited to assumptions, risks and uncertainties regarding the Barnett acquisition, the Power JV transaction and the Bedrock acquisition, as well as our ability to effectively operate and grow our CCUS business, expected increase in demand for power generation and our ability to serve that demand from our power business, our ability to develop, market and sell our carbon sequestered gas product, and management's outlook guidance or forecasts of future events, including projected capital expenditures, production volumes, operating costs, pricing differentials, and Adjusted EBITDAX. For further discussions of risks and uncertainties applicable to forward-looking statements, you should refer to BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of BKV’s most recent Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, and any subsequent Quarterly Reports on Form 10-Q.

Investor Contacts:
Michael Hall
BKV Corporation
Vice President, Investor Relations
InvestorRelations@bkvcorp.com
Patrick Freeman

BKV Corporation
Senior Director, Investor Relations
InvestorRelations@bkvcorp.com

BKV Corporation
Condensed Consolidated Balance Sheets
($ thousands, except par value)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$619,558	$248,427
Restricted cash	16,254	15,846
Accounts receivable, net	149,838	129,077
Accounts receivable, related parties	10,354	11,196
Prepaid expenses	8,410	14,720
Inventory	19,084	20,039
Commodity derivative assets, current	115,920	63,900
Other current assets	11,428	8,150
Total current assets	950,846	511,355
Natural gas properties, net	2,647,462	2,407,330
Other property, plant, and equipment, net	1,148,247	944,412
Deposits	281,267	14,247
Goodwill	18,417	18,417
Commodity derivative assets	25,486	26,432
Other noncurrent assets	14,235	17,064
Total assets	$5,085,960	$3,939,257

Liabilities, mezzanine equity, and equity
Current liabilities
Accounts payable and accrued liabilities	$260,945	$229,487
Commodity derivative liabilities, current	13,249	8,469
Income taxes payable to related party	—	810
Payable to BPPUS for the BKV-BPP Power Joint Venture Transaction	—	115,136
Current portion of Temple I Loan Agreements	—	191,000
Current portion of long-term debt, net	9,387	9,387
Other current liabilities	9,304	10,302
Total current liabilities	292,885	564,591
Asset retirement obligations	213,355	230,372
Commodity derivative liabilities	4,428	5,767
Temple I Loan Agreements	162,000	—
Long-term debt, net	1,835,067	937,724
Deferred tax liability, net	149,482	128,839
Other noncurrent liabilities	7,611	5,223
Total liabilities	2,664,828	1,872,516
Commitments and contingencies
Mezzanine equity
Noncontrolling interest	25,488	12,951
Stockholders' equity
Common stock, $0.01 par value; 500,000 authorized shares; 107,992 and 96,872 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,746	1,635
Treasury stock, shares at cost; 214 shares as of September 30, 2026 and December 31, 2025	(6,663)	(6,663)
Additional paid-in capital	1,795,053	1,681,785
Retained earnings	455,738	309,051
Total stockholders' equity	2,245,874	1,985,808
Noncontrolling interest	149,770	67,982
Total equity	2,395,644	2,053,790
Total liabilities, mezzanine equity, and equity	$5,085,960	$3,939,257

BKV Corporation
Condensed Consolidated Statements of Income
($ thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025 (1)	2026	2025 (1)
Revenues and other operating income
Natural gas, NGL, and oil sales	$237,722	$192,435	$747,325	$608,290
Power revenues	87,445	85,018	230,797	190,806
Derivative gains, net	84,868	168,735	281,232	257,378
Marketing revenues	65,117	6,880	111,160	26,305
Section 45Q tax credits	3,277	3,740	9,385	9,621
Other	(59)	(534)	(3,147)	(1,699)
Total revenues and other operating income	478,370	456,274	1,376,752	1,090,701
Operating expenses
Lease operating and workover	46,568	36,920	136,125	106,151
Fuel commodity costs	44,459	46,173	144,412	132,388
Purchased power	44,659	41,427	101,516	89,588
Marketing expense	60,899	4,663	89,846	13,451
Taxes other than income	16,164	15,591	52,266	48,423
Gathering and transportation	70,501	61,822	206,398	180,641
Depreciation, depletion, amortization, and accretion	54,741	47,428	160,559	144,605
Power operating and maintenance	17,402	17,647	52,346	53,341
General and administrative	44,266	31,375	128,785	92,924
Other operating expenses	11,474	14,084	29,580	28,794
Total operating expenses	411,133	317,130	1,101,833	890,306
Income from operations	67,237	139,144	274,919	200,395
Other income (expense)
Interest expense	(25,653)	(17,510)	(73,364)	(49,943)
Interest expense, related parties	(4,008)	(5,024)	(12,255)	(15,123)
Interest income	2,037	987	5,733	2,473
Other income	1,791	1,168	7,164	5,242
Income before income taxes	41,404	118,765	202,197	143,044
Income tax expense	(3,018)	(23,874)	(34,637)	(22,449)
Net income	38,386	94,891	167,560	120,595
Less: net income attributable to noncontrolling interest	8,956	11,388	18,249	11,303
Net income attributable to BKV	$29,430	$83,503	$149,311	$109,292

Net income per common share attributable to BKV:
Basic	$0.27	$0.98	$1.37	$1.28
Diluted	$0.27	$0.98	$1.37	$1.28

Weighted average number of common shares outstanding:
Basic	109,108	84,776	106,866	84,731
Diluted	109,382	84,980	107,178	84,853
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the Power JV Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisitions to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.

BKV Corporation
Condensed Consolidated Statements of Cash Flows
($ thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025 (1)
Cash flows from operating activities:
Net income	$167,560	$120,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	160,559	144,605
Equity-based compensation expense	15,124	9,080
Deferred income tax expense	34,637	21,551
Unrealized gains on derivatives, net	(47,633)	(46,067)
Settlement of contingent consideration	—	(20,000)
Payments for the purchase of put options	—	(16,206)
Other, net	9,303	14,935
Changes in operating assets and liabilities:
Accounts receivable, net	(22,394)	(40,721)
Accounts receivable, related parties	141	3,874
Accounts payable and accrued liabilities	27,502	17,572
Other changes in operating assets and liabilities	1,412	5,585
Net cash provided by operating activities	346,211	214,803
Cash flows from investing activities:
Business combination	(200,430)	—
Asset acquisition	(140,909)	(220,283)
Deposits on fixed asset purchases	(243,345)	(15,000)
Capital expenditures	(274,855)	(209,599)
Proceeds from sales of assets	529	6,875
Other investing activities, net	264	2,334
Net cash used in investing activities	(858,746)	(435,673)
Cash flows from financing activities:
Net proceeds on long-term debt	559,188	490,000
Payment for capped call transactions	(64,688)	—
Repurchase of common stock	(35,000)	—
Proceeds from issuance of common stock, net of underwriting discounts and commissions	185,504	—
Acquisition of additional interest in BKV-BPP Power	(115,136)	—
Proceeds under Power Equipment Financing Facility	59,604	—
Payments on Temple Term Loan Facility	(31,555)	(16,884)
Proceeds from Promissory Note	46,000	—
Payments on Temple I Loan Agreements	(29,000)	(14,000)
Proceeds under RBL Credit Agreement	907,000	577,000
Payments on RBL Credit Agreement	(667,000)	(742,000)
Contributions from noncontrolling interest	78,754	11,038
Distributions to noncontrolling interest	(5,352)	—
Other financing activities	(4,245)	(6,066)
Net cash provided by financing activities	884,074	299,088
Net increase in cash, cash equivalents, and restricted cash	371,539	78,218
Cash, cash equivalents, and restricted cash, beginning of period	264,273	96,998
Cash, cash equivalents, and restricted cash, end of period	$635,812	$175,216
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the Power JV Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisitions to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.

Derivative Contract Volumes and Fair Values
The following tables summarize the Company’s outstanding derivative positions as of September 30, 2026 by commodity and contract type, including volume, pricing indices, or reference points, and associated fair values.
The following table summarizes the Company's power derivatives:

Instrument	Units	Quantity	Pricing Index	Fair Value as of September 30, 2026 ($ thousands)
2026
Swap	MMBtu	1,533,000	HSC Gas Daily	$(1,497)
Power forwards - sales	MWh	219,000	ERCOT North	$4,098
Heat rate call option	MMBtu	1,314,000	Various	$16,634
Power forwards - purchases	MWh	178,847	Various	$(3,318)
2027
Swap	MMBtu	41,602,400	HSC Gas Daily	$(2,887)
Power forwards - sales	MWh	5,943,200	ERCOT North	$21,721
The following table represents natural gas commodity derivatives indexed to NYMEX Henry Hub pricing:

Instrument	MMBtu	Weighted Average Price (USD)	Weighted Average Price Floor	Weighted Average Price Ceiling	Fair Value as of September 30, 2026 ($ thousands)
2026
Swap	30,177,255	$3.91			$21,247
2027
Swap	98,958,854	$3.99			$73,630
Collars	37,662,319		$3.57	$4.00	$17,239
Call options	36,500,000			$5.00	$(3,659)
Put options	36,500,000		$3.00		$11,934
2028
Swap	104,095,323	$3.78			$7,311
2029
Swap	35,587,500	$3.60			$(2,557)

The following table represents natural gas basis derivatives by reference price listed below:

Instrument	Basis Reference Price	MMBtu	Weighted Average Basis Differential	Fair Value as of September 30, 2026 ($ thousands)
2026
Swap	Transco Leidy Basis	13,321,817	$(0.78)	$1,294
Swap	HSC Basis	13,800,000	$(0.32)	$2,255
Swap	Transco St 85 (Z4) Basis	9,200,000	$0.62	$(493)
Swap	NGPL TXOK Basis	11,972,217	$(0.39)	$792
2027
Swap	Transco Leidy Basis	10,950,000	$(0.76)	$(1,983)
Swap	HSC Basis	7,300,000	$(0.25)	$896
Swap	NGPL TXOK Basis	38,865,270	$(0.34)	$446
2028
Swap	Transco Leidy Basis	7,320,000	$(0.76)	$(927)
Swap	HSC Basis	10,980,000	$(0.17)	$1,360
The following table summarizes the Company's natural gas liquids derivatives position by product and reference price:

Instrument	Commodity Reference Price	Gallons	Weighted Average Price (USD)	Fair Value as of September 30, 2026 ($ thousands)
2026
Swap	OPIS Purity Ethane Mont Belvieu	34,017,747	$0.26	$(210)
Swap	OPIS IsoButane Mont Belvieu Non-TET	3,557,011	$0.87	$(1,773)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	5,846,257	$0.83	$(2,881)
Swap	OPIS Propane Mont Belvieu Non-TET	20,445,357	$0.70	$(3,292)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	9,115,823	$1.38	$(5,345)
2027
Swap	OPIS Purity Ethane Mont Belvieu	79,965,970	$0.28	$2,607
Swap	OPIS IsoButane Mont Belvieu Non-TET	13,846,327	$0.87	$(3,123)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	20,203,274	$0.83	$(4,300)
Swap	OPIS Propane Mont Belvieu Non-TET	76,415,634	$0.70	$(6,201)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	34,754,781	$1.39	$(10,196)
2028
Swap	OPIS Purity Ethane Mont Belvieu	46,116,000	$0.23	$(572)
Swap	OPIS IsoButane Mont Belvieu Non-TET	7,686,000	$0.78	$(915)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	7,686,000	$0.76	$(746)
Swap	OPIS Propane Mont Belvieu Non-TET	38,430,000	$0.67	$(745)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	30,744,000	$1.41	$(2,115)

Supplemental Non-GAAP Financial Measures
This release includes the non-GAAP financial measures described below. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss) attributable to BKV, basic and diluted EPS, net income (loss), net cash provided by operating activities, or any other measure calculated in accordance with GAAP.
As a result of the Company’s acquisition of an additional 25% ownership interest in and consolidation of the Power JV as of January 30, 2026, the Company changed the presentation of its non-GAAP measures of Combined Adjusted EBITDAX, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Margin beginning in the first quarter of 2026. The Company now discloses Adjusted Net Income (Loss) attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX, Adjusted EBITDAX attributable to BKV, Adjusted EBITDAX attributable to Noncontrolling Interests, Adjusted Free Cash Flow before Power Growth, and Adjusted Free Cash Flow before Power Growth attributable to BKV. Such non-GAAP measures have been presented in this release for the comparative period and have been calculated based on the definitions below.
Net Leverage Ratio
The Company defines Net Leverage Ratio as total debt less cash and cash equivalents, and restricted cash, divided by Adjusted EBITDAX for the most recent quarter’s annualized Adjusted EBITDAX (the quarter’s Adjusted EBITDAX multiplied by four). The Company uses this metric to evaluate the total carrying value of debt relative to the Company’s ability to generate cash through Adjusted EBITDAX. This metric also provides management with a benchmark of debt levels while considering growth opportunities and the Company’s ability to manage periods of commodity price volatility.
The table below presents a calculation of the Company’s Net Leverage Ratio:

($ thousands, except Net Leverage Ratio)	As of September 30, 2026
Total debt	$2,006,454
Less: Cash, cash equivalents, and restricted cash	$635,812
Net debt	$1,370,642
Divided by annualized Adjusted EBITDAX (1)	$568,536
Net Leverage Ratio	2.41x
_______________________________
(1) Adjusted EBITDAX for the three months ended September 30, 2026 multiplied by four.

Adjusted Net Income (Loss) Attributable to BKV and Adjusted EPS Attributable to BKV
The Company defines Adjusted Net Income (Loss) attributable to BKV as net income (loss) attributable to BKV before (i) net unrealized derivative (gains) losses, (ii) forward month gas settlements, (iii) impairment of assets held for sale, (iv) other nonrecurring transactions, and (v) the tax impact of these adjustments calculated using a 23% statutory rate. The Company defines Adjusted EPS attributable to BKV as Adjusted Net Income (Loss) attributable to BKV divided by diluted weighted average common shares outstanding.

The Company believes Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV are useful performance measures because they allow the Company to effectively evaluate its operating performance and results of operations from period to period and against its peers, without regard to financing methods, corporate form, capital structure, or one-time events. The Company excludes the items listed above from net income (loss) attributable to BKV in arriving at Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. The Company's presentation of Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Other companies, including other companies in the industry, may not use Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV or may calculate these measures differently than as presented in this release, limiting their usefulness as comparative measures.

The table below presents a reconciliation of Adjusted Net Income (Loss) attributable to BKV to net income (loss) attributable to BKV, the Company's most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Thousands, except EPS)	2026	2025	2026	2025
Net income attributable to BKV	$29,430	$83,503	$149,311	$109,292
Adjustment to net income attributable to BKV:
Net unrealized derivative (gains) losses	11,710	(81,985)	(47,633)	(46,067)
Forward month gas settlement (1), (2)	(3,658)	(6,981)	(25,563)	(10,200)
Impairment of asset held for sale	—	—	3,516	2,446
Other nonrecurring transactions	5,495	10,541	19,475	21,826
Total adjustments before taxes	13,547	(78,425)	(50,205)	(31,995)
Tax effect of adjustments	(3,116)	18,038	11,547	7,359
Total adjustments after taxes	10,431	(60,387)	(38,658)	(24,636)

Adjusted Net Income attributable to BKV (2)	$39,861	$23,116	$110,653	$84,656

Adjusted EPS attributable to BKV:
Basic	$0.37	$0.27	$1.04	$1.00
Diluted	$0.36	$0.27	$1.03	$1.00

Basic weighted-average shares of common stock outstanding	109,108	84,776	106,866	84,731
Add dilutive effects of TRSUs	189	204	176	122
Add dilutive effects of PRSUs	85	—	136	—
Diluted weighted-average shares of common stock outstanding	109,382	84,980	107,178	84,853
_________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) The nine months ended September 30, 2026 reflects the correction of $3.0 million previously reflected in Forward month gas settlement and impacting Adjusted Net Income attributable to BKV for the six months ended June 30, 2026. The correction did not affect the Company’s GAAP financial statements or previously reported GAAP results. As a result, Adjusted Net Income attributable to BKV for the nine months ended September 30, 2026 may not equal the sum of previously reported six months ended June 30, 2026 and three months ended September 30, 2026.

Adjusted EBITDAX, Adjusted EBITDAX Attributable to BKV, and Adjusted EBITDAX Attributable to Noncontrolling Interests
The Company defines Adjusted EBITDAX as net income (loss) before (i) depreciation, depletion, amortization, and accretion, (ii) exploration and impairment expense, (iii) net unrealized gains (losses) on derivatives, (iv) net interest expense, (v) interest expense, related parties, (vi) equity-based compensation expense, (vii) income tax benefit (expense), and (viii) other nonrecurring transactions. Adjusted EBITDAX attributable to BKV is defined as Adjusted EBITDAX less Adjusted EBITDAX attributable to Noncontrolling Interests.

The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Other companies, including other companies in the industry, may not use Adjusted EBITDAX or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of its consolidated financial statements, such as industry analysts, investors, lenders, rating agencies, and others to more effectively evaluate the Company’s operating performance and results of operations from period to period and against industry peers. The Company believes Adjusted EBITDAX is a useful performance measure because it allows the Company to effectively evaluate its operating performance and results of operations from period to period and against industry peers, without regard to its financing methods, corporate form, or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to net income, the Company’s most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Thousands)	2026	2025	2026	2025
Net income	$38,386	$94,891	$167,560	$120,595
Add back (subtract):
Depreciation, depletion, amortization, and accretion	54,741	47,428	160,559	144,605
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	11,710	(81,985)	(47,633)	(46,067)
Forward month gas settlement (1), (2)	(3,658)	(6,981)	(25,563)	(10,200)
Interest expense, net	23,616	16,523	67,631	47,470
Interest expense, related parties	4,008	5,024	12,255	15,123
Equity-based compensation expense	4,818	2,944	15,124	9,080
Impairment of asset held for sale	—	—	3,516	2,446
Income tax expense	3,018	23,874	34,637	22,449
Other nonrecurring transactions	5,495	10,541	19,475	21,826
Adjusted EBITDAX	142,134	112,259	407,561	327,327
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (3)	(9,466)	(10,913)	(26,216)	(24,894)
Adjusted EBITDAX attributable to BKV	$132,668	$101,346	$381,345	$302,433
_________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) The nine months ended September 30, 2026 reflects the correction of $3.0 million previously reflected in Forward month gas settlement and impacting Adjusted EBITDAX for the six months ended June 30, 2026. The correction did not affect the Company’s GAAP financial statements or previously reported GAAP results. As a result, Adjusted EBITDAX for the nine months ended September 30, 2026 may not equal the sum of previously reported six months ended June 30, 2026 and three months ended September 30, 2026.
(3) Non-GAAP financial measure, see below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure in accordance with GAAP.

The Company defines Adjusted EBITDAX attributable to Noncontrolling Interests as the proportionate share of Adjusted EBITDAX attributable to Noncontrolling Interests in the Power JV, BKV-CIP JV, and BKV-BPP Cotton Cove JV, our non-wholly owned consolidated subsidiaries. The table below reconciles Adjusted EBITDAX attributable to Noncontrolling Interests to net income (loss) attributable to noncontrolling interest, the most comparable financial measure in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Thousands)	2026	2025	2026	2025
Net income attributable to noncontrolling interest	$8,956	$11,388	$18,249	$11,303
Add back (subtract):
Interest expense, net	3,266	3,837	9,941	11,548
Depreciation and amortization	2,656	2,386	8,301	7,524
EBITDAX before adjustments	14,878	17,611	36,491	30,375
Net unrealized derivative (gains) losses	(5,412)	(6,698)	(10,275)	(5,481)
Adjusted EBITDAX attributable to Noncontrolling Interests	$9,466	$10,913	$26,216	$24,894
Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth Attributable to BKV
The Company defines Adjusted Free Cash Flow before Power Growth as net cash provided by operating activities, excluding cash paid for contingent consideration and changes in operating assets and liabilities, less total cash paid for capital expenditures (excluding leasehold costs and acquisitions), excluding strategic power growth capital expenditures. Adjusted Free Cash Flow before Power Growth attributable to BKV is defined as Adjusted Free Cash Flow before Power Growth, less Adjusted EBITDAX attributable to Noncontrolling Interests, with net interest expense attributable to noncontrolling interests added back, plus net contributions from CCUS noncontrolling interests.

Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV are not measures of net cash provided by or used in operating activities as determined in accordance with GAAP. These measures are supplemental non-GAAP financial measures used by management and external users of the Company's financial statements, including industry analysts, investors, lenders and rating agencies, to assess the Company's ability to internally fund its capital program, service or incur additional debt and pay dividends. Adjusted Free Cash Flow before Power Growth reflects cash flow available to fund the Company's capital program, excluding strategic power growth capital expenditures, while Adjusted Free Cash Flow before Power Growth attributable to BKV further adjusts for noncontrolling interests to reflect amounts attributable to the Company's common shareholders. The Company believes these measures are useful indicators of liquidity because they facilitate period-over-period comparisons of cash flow provided by operating activities and the Company's ability to internally fund its capital program (including acquisitions), reduce leverage, fund acquisitions and return capital to shareholders. Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV should not be considered alternatives to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities determined in accordance with GAAP. Other companies, including other companies in the industry, may define these measures differently, limiting their usefulness as comparative measures.

The table below presents a reconciliation of Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV to net cash provided by operating activities, the Company's most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ Thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$164,480	$109,055	$346,211	$214,803
Change in operating assets and liabilities	(51,803)	(15,080)	(6,661)	13,690
Net cash provided by operating activities before change in working capital	112,677	93,975	339,550	228,493
Cash paid for contingent consideration (1)	—	—	—	20,000
Cash paid for capital expenditures (excl. leasehold costs, acquisitions)	(81,490)	(85,497)	(274,855)	(209,599)
Strategic Power Growth capital expenditures	6,184	—	29,463	—
Adjusted Free Cash Flow before Power Growth	$37,371	$8,478	$94,158	$38,894
Add back (subtract):
Adjusted EBITDAX attributable to Noncontrolling Interests	(9,466)	(10,913)	(26,216)	(24,894)
Net interest expense attributable to noncontrolling interests	3,266	3,837	9,941	11,548
Net contributions from CCUS noncontrolling interests (2)	—	13,582	13,400	17,935
Adjusted Free Cash Flow before Power Growth attributable to BKV	$31,171	$14,984	$91,283	$43,483
__________________________________________
(1) Cash paid for contingent consideration is included as a deduction to arrive at net cash provided by operating activities and therefore, is added back for the purpose of computing Adjusted Free Cash Flow before Power Growth.
(2) Excludes contributions from BPPUS to the Power JV for Strategic Power Growth expenditures of $65.4 million for the three and nine months ended September 30, 2026.